Exhibit 99.1

News Release

Media		Analysts		Corporate Affairs
Ken Herz	Ron Gruendl	Steve Lackey	Andy Clark	One Mellon Center
(412) 234-0850	(412) 234-7157	(412) 234-5601	(412) 234-4633	Pittsburgh, PA 15258-0001

FOR IMMEDIATE RELEASE

MELLON FINANCIAL COMPLETES TRANSACTION WITH ACS

PITTSBURGH, May 26, 2005 – Mellon Financial Corporation has completed the previously announced sale of its human resources consulting and outsourcing businesses to Affiliated Computer Services, Inc. (ACS), a leader in the business process and information technology outsourcing industry. In addition, ACS is acquiring the operations and infrastructure associated with those businesses.

“This transaction sharpens our focus on our strong positions in asset management and payments and securities services,” said Martin G. McGuinn, Mellon chairman and chief executive officer. “This will allow us to capitalize on growth opportunities in asset management and securities services and maintain our leadership position in payments services.”

The purchase price has been adjusted from $445 million to $405 million due to sluggish HR consulting revenues. This will result in an expected after-tax loss on the transaction of approximately $105 million, which will be reflected in discontinued operations.

Mellon will retain an ongoing relationship with ACS, allowing Mellon to maintain access to revenue streams for several core businesses. These include:

•	Mellon Institutional Asset Management will provide investment management services for defined contribution (DC) and defined benefit (DB) plans on both a bundled and unbundled basis.

•	The Dreyfus Corporation, through its mutual funds, will offer investment management for DC plans.

•	Mellon Global Securities Services will offer trust and custody services for DB, DC and bundled DC plans.

•	Mellon Global Cash Management will remain the processor for the Health Savings Account (HSA) product offered by ACS, and Dreyfus will offer HSA investment alternatives.

•	ACS will continue to use the Mellon HSA Solutions brand for up to six months as part of a co-branding agreement.

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Mellon Completes Transaction With ACS

May 26, 2005

Also as previously announced, Mellon will retain its shareholder services group, Mellon Investor Services (MIS), which is the recognized leader in the investor services industry with approximately 1,500 corporate clients worldwide and more than 20 million shareholder accounts.

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world’s leading providers of financial services for institutions, corporations and high net worth individuals, providing institutional asset management, mutual funds, private wealth management, asset servicing, payment solutions and investor services, and treasury services. Mellon has more than $4.0 trillion in assets under management, administration or custody, including $729 billion under management. Its asset management companies include The Dreyfus Corporation and U.K.-based Newton Investment Management Limited. News and other information about Mellon is available at www.mellon.com.

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This press release contains statements relating to future results of the Corporation that are considered “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, an expected after-tax loss on the announced transaction and access to future revenue streams. These forward-looking statements, and other forward-looking statements contained in other public disclosures of the Corporation which make reference to the cautionary factors contained in this press release, are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, risks and uncertainties detailed in the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2004 and in subsequent reports filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. All statements speak only as of May 26, 2005, and the Corporation undertakes no obligation to update any statement to reflect events or circumstances after May 26, 2005 or to reflect the occurrence of unanticipated events.

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